UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 2005


                             Continucare Corporation
             (Exact name of registrant as specified in its Charter)


                     Florida                              1-12115
         (State of other jurisdiction or        (Commission File Number)
          incorporation or organization)


     7200 Corporate Center Drive, Suite 600,
                   Miami, Florida                            33126
    (Address of principal executive offices)               (Zip Code)


                                   59-2716023
                        (IRS Employer Identification No.)


                                 (305) 500-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.
                  -------------------------------------------

         Effective March 31, 2005, Continucare Corporation ("Continucare") obtained an extension of the maturity date for its credit facility (the "Credit Facility") with Merrill Lynch Business Financial Services, Inc. ("MLBFS"). As a result of the extension, the maturity date of the Credit Facility is now March 31, 2006. The terms and conditions of the Credit Facility remain substantially unchanged except for the addition of a covenant that requires Continucare to maintain aggregate cash, unencumbered marketable securities and other financial assets of at least $1,000,000 at any time during which amounts are outstanding under the Credit Facility. In connection with the extension of the maturity date, MLBFS released Dr. Frost, Continucare's principal shareholder and a member of Continucare's Board of Directors, from his guarantee of Continucare's obligations under the Credit Facility.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       CONTINUCARE CORPORATION

                       /s/ Fernando L. Fernandez
                       ---------------------------------------------------------
                       Fernando L. Fernandez
                       Senior Vice President - Finance, Chief Financial Officer, Treasurer & Secretary

Dated:   March 31, 2005